UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2003

CLEAN HARBORS, INC.

(Exact name of registrant as specified in charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Washington Street Braintree, Massachusetts	02184-7535
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 849-1800 ext. 4454

Item 9.    Regulation FD Disclosure.

On May 20, 2003, Clean Harbors, Inc. (the “Company”) issued a press release announcing the filing on May 20 of the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2003. The filing date for that Form 10-Q report had previously been extended to May 20, 2003 through the Company’s Form 12b-25 filing on May 16. The May 20 press release also updates certain information about the results of operations for the first quarter as those results were described in the Company’s press release dated May 14, 2003 (which was furnished as Exhibit 99.1 to the Company’s Form 8-K report dated May 14, 2003). A copy of the May 20 press release is furnished with this report as Exhibit 99.1. In accordance with Securities Act Release No. 33-8216 and Exchange Act Release 34-47583, this report on Form 8-K shall be deemed provided under Items 9 and 12 of Form 8-K.

INDEX TO EXHIBITS

99.1 Press	Release dated May 20, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN HARBORS, INC. (Registrant)

May 21, 2003	/s/ ROGER A. KOENECKE
Senior Vice President and Chief Financial Officer